UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered No. R-

CUSIP

            ASSOCIATES CORPORATION OF NORTH AMERICA
               MEDIUM TERM SENIOR NOTE, SERIES J

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "INTEREST ACCRUAL PERIOD/OID" AND "YIELD TO MATURITY" SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT("OID") RULES.


Floating Rate Note                              Fixed Rate Note

Principal Amount:                               Interest Rate:
                                                (if a Fixed Rate Note)

Original Issue Date:                            Maturity Date:

Interest Payment Dates:                         Total Amount of OID:

Interest Accrual Date:                          Initial Accrual Period\OID:

Issue Price:                                    Yield to Maturity:

Specified Currency:

Optional Redemption:                            Optional Repayment:
    Yes, see Other Provisions                      Yes, see Other Provisions
    No                                             No

Optional Reset Dates:                           Optional Extension of Maturity:
    Yes, see Other Provisions                      Yes, see Other Provisions
    No                                             No

Amortizing Note:                                Zero Coupon Note:
    Yes, see Other Provisions                      Yes, see Other Provisions
    No                                             No

                Only applicable if this is a Floating Rate Note:
Initial Interest Rate:                          Spread (plus or minus):

Interest Rate Basis:                            Spread Multiplier:

Index Maturity:                                 Maximum Interest Rate:

Interest Payment Period:                        Minimum Interest Rate:

Interest Reset Period:                          Lock-out Rate:
                                                (if daily or weekly reset)

Interest Reset Dates:                        Lock-out Period:  (if daily or weekly reset)

Interest Determination Dates:

Other Provisions:
/TABLE

     Associates Corporation of North America, a Delaware corporation
(herein
called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE&Co. or registered assigns, the principal amount of _________________________________________________________ on the "Maturity
Date", as specified above, or earlier if and to the extent so provided herein, and to pay interest thereon (and premium, if any), as described on the reverse hereof.

     Payment of the principal of (and premium, if any) and interest on this Note due at Maturity will be made, upon presentation of this Note, in immediately available funds, the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, in such coin or currency as at the time of payment is legal tender for debts in the Specified Currency indicated on the face hereof; provided, however, that at the option of the Company payment of interest other than at Maturity may be made by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register. Except as may be otherwise provided above, if the Specified Currency shown above is other than U.S. dollars (a "Foreign Currency Note"), the Company will arrange to convert all payments in respect hereof into U.S. dollars in the manner described below, unless otherwise notified in accordance with the provisions set forth below.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH BELOW AND IN ANY PRICING SUPPLEMENT ATTACHED HERETO AND INCORPORATED HEREIN, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. IN THE EVENT A PRICING SUPPLEMENT IS INCORPORATED AS PART OF THE TERMS OF THIS NOTE, IF THE PROVISIONS OF THE PRICING SUPPLEMENT CONTRADICT OR ARE INCONSISTENT WITH THE TERMS SET
FORTH ON THE REVERSE HEREOF, THE PROVISIONS CONTAINED IN THE PRICING SUPPLEMENT SHALL GOVERN.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

ASSOCIATES CORPORATION
OF NORTH AMERICA                                       [SEAL]

___________________________
 BY:     [            ]
 TITLE:   [            ]

ATTEST:

___________________________
BY:     [             ]
TITLE:   Assistant Secretary
                     TRUSTEE'S CERTIFICATE
                        OF AUTHENTICATION

     This is one of the Securities of the series provided for under the within-mentioned Indenture.

The Chase Manhattan Bank
as Trustee


___________________________
Authorized Officer

             ASSOCIATES CORPORATION OF NORTH AMERICA
                MEDIUM TERM SENIOR NOTE, SERIES J


     1. This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series specified above (the "Notes"), all such Securities issued and to be issued under an indenture dated as of November 1, 1995 (the"Indenture") between the Company and The Chase Manhattan Bank ("Chase"), as Trustee, to which Indenture and all further indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company. The series of Securities consisting of the Notes is unlimited in aggregate principal amount. As provided in the Indenture, said Securities may be issued in one or more series, which different series may be issued in various principal amounts, may bear different dates and mature at different times, may bear interest, if any, at different rates and may otherwise vary as in the Indenture provided or permitted. The Notes may be issued at various times in various principal amounts, may bear interest at different rates and may otherwise vary, all as provided for in the Indenture.

     Unless otherwise specified on the face hereof, the following terms have the meanings set forth below:

          "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York and, with respect to Notes as to which LIBOR (as defined in Section 3.B. below) is the applicable interest rate basis, is also a London Business Day (as defined below); provided, however, that with respect to any Specified Currency, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country of such Specified Currency (or, in the case of European Currency Units ("ECU"), is also not a day that appears as an ECU non-settlement day on the display designated at "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association in Paris) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market).

          "Calculation Agent" means, unless otherwise specified on the face hereof, Chase acting in the capacity of calculation agent if this is a Floating Rate Note and, where applicable, certain other Notes. The Company may at any time designate additional Calculation Agents or rescind the designation of Calculation Agents.

          "Calculation Date" means the date by which interest payable on any Interest Payment Date or upon Maturity, as the case may be, is calculated. Unless otherwise specified on the face hereof, the Calculation Date, where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be.

          "Exchange Rate Agent" means, unless otherwise specified on the face hereof, Chase acting in the capacity of exchange rate agent if this is a Foreign Currency Note.

          "Index Maturity" means, if this is a Floating Rate Note, the designated maturity of the instrument(s) or obligation(s) on which the interest rate is based, as specified on the face hereof.

          "Interest Determination Date" means, for any Interest Reset Date (as specified on the face hereof, or if not so specified, as defined in Section 3.B. below) if this is a Floating Rate Note, the date for determining the rate of interest that will take effect on such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date will be as described under Section 3.B. below.

          "Interest Payment Date" means each date specified on the face hereof (other than at Maturity) on which, under the terms of this Note, interest is payable.

          "Lockout Period" means, if this is a Floating Rate Note which resets daily or weekly, unless otherwise specified on the face hereof, a period of two Business Days immediately prior to each Interest Payment Date and prior to Maturity during which the Lockout Rate will be in effect.

          "Lockout Rate" means, if this is a Floating Rate Note, the interest rate in effect on the first day of the Lockout Period and remaining in effect during the Lockout Period.

          "London Business Day" means any day (a) if the Designated LIBOR Currency (as defined below) is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (b) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

          "Maturity" means (i) the date on which the principal of this Note becomes due and payable or (ii) in the case of Amortizing Notes, the date on which all remaining unpaid principal becomes due and payable, in any case, in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, put for repayment or otherwise.

          "Maturity Date" means the date on which this Note will mature, as specified on the face hereof.

          "Paying Agent" means, unless otherwise specified on the face hereof, Chase acting in the capacity of paying agent with regard to the Notes. The Company may at any time designate additional Paying Agents or rescind the designation of Paying Agents or approve a change in the office through which the Paying Agent acts.

          "Record Date" means, unless otherwise specified on the face hereof, the date (whether or not a Business Day) that is 15 days prior to the applicable Interest Payment Date.

     Unless otherwise specified on the face hereof, if this Note is a Floating Rate Note, all percentages resulting from any calculation of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation on this Note, if a Floating Rate Note, will be rounded to the nearest cent or, if the Specified Currency is payable in other than U.S. dollars, the smallest whole unit of the Specified Currency (with one-half cent or unit being rounded upwards).

     2. Neither this Note nor the Notes are redeemable or repayable in full or in part prior to its Maturity Date or subject to any sinking fund provisions unless any such redemption, repayment or sinking fund provisions are stated on the face hereof or on the face of any of the other Notes, as the case may be, and then only under such terms as may be so stated there. Any required notice of redemption, repayment or sinking fund payments shall be given only to the Registered Holders of Notes which bear provisions for such required redemption, repayment or sinking fund payments, as the case may be.

     3.A.  If this is a Fixed Rate Note, unless it is also a Zero-Coupon
Note, the Company promises to pay interest on the principal amount at the Interest Rate specified on the face hereof from and including the Original Issue Date specified on the face hereof, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date or the date of Maturity, as the case may be, until the principal hereof is paid or made available for payment. If this is a Fixed Rate Note, interest will be payable, unless otherwise specified on the face hereof, in consecutive semi-annual payments on May 1 and November 1 of each year and at Maturity commencing on the May 1 or November 1 next succeeding such Original Issue Date; provided, however, that if such Original Issue Date occurs either between a Regular Record Date (defined herein below) and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date (defined herein below). Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If this is a Fixed Rate Note, and an Interest Payment Date or the date of Maturity falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after the Interest Payment Date or the date of Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business 15 calendar days prior to the Interest Payment Date (the "Regular Record Date") next preceding such Interest Payment Date; provided, however, that the interest payable on the Interest Payment Date occurring at Maturity will be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date ("Special Record Date") not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest, notice of which Special Record Date shall be given to Holders of Notes not less than 15 days prior to such Special Record Date. If this Note specifies that it is an Original Issue Discount Note, the Company will pay any defaulted interest at a rate equal to the Yield to Maturity specified on the face hereof. An Original Issue Discount Note shall be any Note issued with original issue discount for United States federal income tax purposes.

     3.B. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at a rate per annum equal to the Initial Interest Rate specified on the face hereof until the first Interest Reset Date so specified following the Original Issue Date so specified and thereafter at a rate determined in accordance with the provisions set forth below under the applicable heading "Determination of CD Rate," "Determination of Commercial Paper Rate," "Determination of the CMT Rate," "Determination of Federal Funds Rate," "Determination of the 11th District Cost of Funds Rate," "Determination of the Kenny Rate," "Determination of LIBOR," "Determination of the Prime Rate," "Determination of Treasury Rate," or such other Interest Rate Basis as set forth on the face hereof, depending upon whether the Interest Rate Basis so specified is CD Rate, Commercial Paper Rate, CMT Rate, Federal Funds Rate, 11th District Cost of Funds Rate, Kenny Rate, LIBOR, Prime Rate, Treasury Rate or such other rate, until the principal hereof is paid or duly made available for payment. The Company will pay interest daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period," commencing with the first Interest Payment Date so specified next succeeding the Original Issue Date, and at Maturity; provided, however, that if such Original Issue Date occurs either between a Regular Record Date and the next succeeding Interest Payment Date or on an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; unless otherwise provided on the face hereof, interest will be payable: in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or the third Wednesday of March, June, September and December, as provided on the face hereof; with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; with semi-annual Interest Reset Date, on the third Wednesday of the two months provided on the face hereof; and with an annual Interest Reset Date, on the third Wednesday of the month provided on the face hereof, and provided further, however, that if an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in case the Interest Rate Basis is LIBOR, as specified on the face hereof, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Except as provided on the face hereof and in the Indenture referred to herein, interest payments will be made on the Interest Payment Dates specified on the face hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. Any such interest which is payable but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date fixed by the Trustee, not less than 10 days prior to the date for payment of such defaulted interest, notice of which Special Record Date shall be given to the Holder hereof not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     If this is a Floating Rate Note, the interest payable hereon on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, and the interest payable at Maturity will include accrued interest from the Original Issue Date or from the last Interest Payment Date in respect of which interest has been paid, as the case may be, to, but excluding, the date of Maturity. Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is CD Rate, Commercial Paper Rate, 11th District Cost of Funds Rate, Federal Funds Rate, LIBOR and Prime Rate, as indicated on the face hereof, by 365 if the Interest Rate Basis is Kenny Rate,as indicated on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any Maximum or Minimum Interest Rate limitation referred to on the face hereof and to any adjustment by a Spread or a Spread Multiplier referred to on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date if this is a Floating Rate Note will be either the initial interest rate (if any) specified on the face hereof or if no interest rate is specified, the interest rate calculated as set forth above and (ii) if this is a Floating Rate Note which resets daily or weekly, unless otherwise specified on the face hereof, the interest rate in effect for the Lockout Period will be the Lockout Rate. If this is a Floating Rate Note for which a Lockout Period so applies, the interest rate on this Note for the period from the Interest Payment Date to the next Interest Reset Date shall be the interest rate that would have been in effect as of the most recent Interest Reset Date on or prior to the Interest Payment Date had such Lockout Period not been in effect. Notwithstanding the foregoing, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted as specified on the face hereof under Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis is LIBOR and such next Business Day is in the next succeeding calendar month such Interest Reset Date shall be the immediately preceding Business Day.

     The Interest Determination Date pertaining to each Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, Prime Rate Notes, CMT Rate Notes and Kenny Rate Notes will be the Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to each Interest Reset Date for 11th District Cost of Funds Rate Notes will be the day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below). The Interest Determination Date pertaining to each Interest Reset Date for LIBOR Notes will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to each Interest Reset Date for Treasury Rate Notes will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

     If this is a Floating Rate Note, subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest shall be the rate determined in accordance with the provisions of the applicable Interest Rate Basis heading below.

     DETERMINATION OF CD RATE. If the Interest Rate Basis specified on the face hereof is the CD Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified below.

     "CD Rate" means, with respect to any Interest Determination Date, the rate on that day for certificates of deposit as published on Telerate Page 120 (as defined below) under the column "Certs of Deposit" under the heading "Daily Selected Money Market Rates from the Federal Reserve Bank of New York" and having the Index Maturity designated on the face hereof or, if not so published by 3:00 p.m., New York City time, on such Interest Determination Date, the CD Rate will be the rate on such date for negotiable certificates of deposit having the Index Maturity designated on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("Statistical Release H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for the U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated on the face hereof in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such Interest Determination Date.

     "Telerate Page 120" means the display designated as page "120" on Dow Jones Markets Limited or any successor service (the "Telerate Service") (or such other page as may replace Telerate Page 120 on that service for the purpose of displaying money market rates as published in Statistical Release H.15(519)).

     DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified below.

     "Commercial Paper Rate" means, with respect to any Interest
Determination Date, the rate on that day for commercial paper as published on Telerate Page 133 (as defined below) under the caption "AA - Nonfinancial Comml Paper" under the heading "Daily Commercial Paper Rates from the Federal Reserve Board" and having the Index Maturity designated on the face hereof or, if not so published by 3:00 p.m., New York City time on such Interest Determination Rate, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity designated on the applicable Pricing Supplement as published in Statistical Release H.15(519), under the heading "Commercial Paper-Nonfinancial." In the event that such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Interest Determination Date, for commercial paper having the Index Maturity designated on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

     "Telerate Page 133" means the display designated as page "133" on the Telerate Service (or such other page as may replace Telerate Page 133 on that service for the purpose of displaying commercial paper rates as published in Statistical Release H.15(519)).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:


Money Market Yield
=
                            D    360
   100



360   (D   M)



where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     DETERMINATION OF CMT RATE. If the Initial Rate Basis specified on the face hereof is the CMT Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any, specified below.

     "CMT Rate" means, with respect to any Interest Determination Date, the rate published on the Designated CMT Telerate Page (as defined below) under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . ." under the column for the Designated CMT Maturity Index (as defined below) (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which such Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on such Interest Determination Date, then the CMT Rate for such Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant Statistical Release H.15(519). If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant Statistical Release H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on such Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as mentioned above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three such Reference Dealers are quoting as mentioned above, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     "Designated CMT Telerate Page" means the display designated as page "7055" or "7052" on the Telerate Service, as specified on the face hereof in Other Provisions (or any other page as may replace such page on that service for the purpose of displaying "Treasury Constant Maturities" as published in Statistical Release H.15(519)); provided, however, that if no such page is so specified on the face hereof, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated; provided, however, that if no such maturity is so specified on the face hereof, the Designated CMT Maturity Index shall be two years.

     DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified below.

     "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published on Telerate Page 120 (as defined below) under the caption "Eff" under the column "Fed Funds Effective" under the heading "Daily Selected Money Market Rates From The Federal Reserve" or, if not so published by 3:00 p.m., New York City time, on such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Statistical Release H.15(519) under the column "Effective Rate" under the heading "Federal Funds." If such rate is not yet published by 3:30 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

     "Telerate Page 120" means the display designated as page "120" on the Telerate Service (or such other page as may replace Telerate Page 120 on that service for the purpose of displaying Federal Funds rates as published in Statistical Release H.15(519)).

     DETERMINATION OF 11th DISTRICT COST OF FUNDS RATE. If the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the 11th District Cost of Funds Rate and the Spread or Spread Multiplier, if any, specified below.

     "11th District Cost of Funds Rate" means, with respect to any Interest Determination Date, the rate on that day equal to the monthly weighted average cost of funds for the calendar month immediately preceding such Interest Determination Date as published under the caption "The Office of Thrift Supervision National and 11th District Cost of Funds" under the column heading "11th" on Telerate Page 7058 (as defined below) as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any Interest Determination Date, the 11th District Cost of Funds Rate for such Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Interest Determination Date, then the 11th District Cost of Funds Rate for such Interest Determination Date will be the 11th District Cost of Funds Rate then in effect on such Interest Determination Date.

     "Telerate Page 7058" means the display page designated as page "7058" on the Telerate Service (or such other page as may replace Telerate Page 7058 on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

     DETERMINATION OF KENNY RATE. If the Interest Rate Basis specified on the face hereof is the Kenny Rate, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Kenny Rate and the Spread or Spread Multiplier, if any, specified below.

     "Kenny Rate" means, with respect to any Interest Determination Date, the high grade weekly index (the "Weekly Index") on that day made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30 day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny, which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index prior to the Calculation Date, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (a) variable on a weekly basis, (b) exempt from Federal income taxation under the Code, and (c) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Interest Determination Date shall be 67% of the rate that would have been determined if the Treasury Rate option had been originally selected as the interest rate basis for the Notes.

     DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, this Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified below.

     "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

     (i) With respect to any Interest Determination Date, LIBOR will be determined as follows: (A) if the method of calculation of LIBOR for a LIBOR Note is specified on the face hereof to be "LIBOR-Telerate" or if no method of calculation of LIBOR is specified, LIBOR for such Interest Determination Date will be the rate for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, or (B) if the method of calculation of LIBOR for a LIBOR Note is specified on the face hereof to be "LIBOR-Reuters," LIBOR for such Interest Determination Date will be determined on the basis of the offered rates for deposits in the Designated LIBOR Currency having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, which appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of that Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If such rate does not appear on Telerate Page 3750, in the case of alternative (A) above, or fewer than two offered rates appear, in the case of alternative (B) above, the rate for such Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          "Designated LIBOR Currency" means the currency, if any, designated on the face hereof in Other Provisions as the Designated LIBOR Currency and, if no currency is so designated, the Designated LIBOR Currency will be U.S. dollars.

          "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates).

          "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates).

     (ii) With respect to any Interest Determination Date on which the rate for deposits does not appear on Telerate Page 3750, or on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as applicable and as specified in (i) above, LIBOR will be determined on the basis of the rates at which deposits in the Designated LIBOR
     Currency are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market having the Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million, or its equivalent in the Designated
     LIBOR Currency, that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate.
     If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the applicable
     Principal Financial Center on such Interest Determination Date by three major banks in such Principal Financial Center, selected by the Calculation Agent, for loans in the Designated LIBOR Currency to leading banks, commencing on the second London Business Day immediately following such Interest Determination Date, having the Index Maturity designated on the face hereof and in a principal amount equal to an amount of not less than U.S. $1 million, or its equivalent in the Designated LIBOR Currency, that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

          "Principal Financial Center" means, unless otherwise specified on the face hereof, (i) the capital city of the country issuing the Specified Currency (except as described in the definition of Business Day with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of ECU, Luxembourg), as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively.

     DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof is the Prime Rate, this Note will bear interest at the interest rate calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified below.

     "Prime Rate" means, with respect to any Interest Determination Date, the rate published for that day on Telerate Page 125 (as defined below) or, if not so published by 3:00 p.m., New York City time, on such Interest Determination Date, the rate on that day published in Statistical Release H.15(519) under the heading "Bank Prime Loan" or, if not so published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate with respect to such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for any Interest Determination Date, the Prime Rate with respect to such Interest Determination Date will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Interest Determination Date shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect immediately prior to such Interest Determination Date.

     "Telerate Page 125" means the display page designated as page "125" on the Telerate Service (or such other page as may replace Telerate Page 125 on that service for the purpose of displaying the prime rate or base lending rate of major banks).

     "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying the prime rate or base lending rate of major banks).

     DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, this Note will bear interest at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified below.

     "Treasury Rate" means, with respect to any Interest Determination Date, the rate on that day published on the Designated Treasury Telerate Page (as defined below) under the column "Avge Invest Yield" under the heading "US Treasury 3Mo T-Bill Auction Results," if the Designated Treasury Telerate Page is 56 , or under the heading "US Treasury 6Mo T-Bill Auction Results," if the Designated Treasury Telerate Page is 57, and having the Index Maturity designated on the face hereof or, if not so published by 3:00 p.m., New York City time, on such Interest Determination Date, the rate for the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as published in Statistical Release H.15(519) under the
heading "Treasury bills   auction average" (expressed as a bond equivalent,
rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index
Maturity designated on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

     "Designated Treasury Telerate Page" means the display designated as page "56" or "57" on the Telerate Service, as specified on the face hereof (or any other page as may replace such page on that service for the purpose of displaying U.S. Treasury auction results as published in Statistical Release H.15(519)); provided, however, that if no such page is so specified on the face hereof, the Designated Treasury Telerate Page shall be "56" for the most recent week.

     4. If the Specified Currency indicated on the face hereof is other than U.S. dollars, this Note is a "Foreign Currency Note" and the following provisions in this Section 4 shall apply notwithstanding any other provisions in this Note or in the Indenture. The principal amount of any Foreign Currency Note payable in a Specified Currency at any time outstanding for any purpose under the Indenture shall be deemed to be the U.S. dollar equivalent of the principal amount of such Foreign Currency Note, determined as of the date of the original issuance of such Foreign Currency Note by reference to the Market Exchange Rate. Foreign Currency Notes will be issued only in registered form without coupons.

     Principal, interest and premium, if any, payments on Foreign Currency Notes are payable by the Company in the Specified Currency. However, except as provided below, the Exchange Rate Agent appointed by the Company to convert principal, interest and premium, if any, payments in respect of Foreign Currency Notes to U.S. dollars will convert the amount of all payments of principal of, and interest and premium (if any) on, Foreign Currency Notes to U.S. dollars. Unless otherwise specified on the face hereof, if this is a Foreign Currency Note, the Holder hereof may, however, elect to receive such payments in the Specified Currency as described below.

     Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Interest Payment Date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such Interest Payment Date, in an amount equal to the aggregate amount of the Specified Currency payable to all holders of Notes not electing to receive the Specified Currency on such Interest Payment Date and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments.

     Unless otherwise specified on the face hereof, if this is a Foreign Currency Note, the Holder hereof may elect to receive payment of the principal of, and interest and premium (if any) on, this Note in the Specified Currency by transmitting a written request for such payment to the principal offices of the Paying Agent prior to the Record Date immediately preceding any Interest Payment Date and at least 10 Business Days prior to Maturity in the case of payments to be made upon Maturity. Such request may be in writing (mailed or hand delivered) or by cable, telex, or other form of facsimile transmission. Such Holder may elect to receive payment in the Specified Currency for all payments of principal, interest and premium, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the fifth Business Day after the Record Date in the case of any payment of interest or at least 10 Business Days prior to Maturity in the case of the payment of principal and premium, if any.

     Unless otherwise specified on the face hereof, the payment of the principal of, and interest and premium, if any, on each Foreign Currency Note to be made in U.S. dollars will be made in the manner specified under Section 3.A. or 3.B. (as applicable) above. Unless otherwise specified on the face hereof, the payment of principal of, and interest and premium, if any, on each Foreign Currency Note to be made in the Specified Currency will be made as set forth below. If this is a Foreign Currency Note, the payment of interest (other than interest payable to the Holder hereof, if any, upon Maturity) to be made in the Specified Currency will be paid by bank draft mailed to the person in whose name this Note is registered at the close of business on the applicable Record Date. If this is a Foreign Currency Note, the principal of and premium, if any, on this Note and any interest payable to the Holder thereof when the principal of this Note is payable will be paid by bank draft upon surrender of this Note at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York. Specified Currency drafts will be drawn on a bank office located outside the United States. If the Paying Agent receives a written request from the Holder of the equivalent of U.S. $1,000,000 or more in aggregate principal amount of the Notes not later than the close of business on a Record Date for an interest payment or the fifteenth day prior to Maturity, the Paying Agent will, subject to applicable laws and regulations, until it receives notice to the contrary (but, in the case of payments to be made upon Maturity, only after the surrender of the Note or Notes in the Borough of Manhattan, The City of New York, not later than one Business Day prior to Maturity), make all Specified Currency payments to such Holder by wire transfer to an account (a) designated in such written request and (b) maintained in the country of the Specified Currency.

     If this is a Foreign Currency Note and the Specified Currency is not available for the payment of principal of, and interest and premium, if any, on, this Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public authorities of or within the international banking community, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Record Date prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. Any payment made under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture or this Note.

     If this is a Foreign Currency Note and payment is required to be made in ECU and ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, all payments due on that date with respect to this Note shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The Paying Agent shall determine the U.S. dollar equivalent of each of the Components on the basis of the most recently available Market Exchange Rate, or as otherwise specified on the face hereof. If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be multiplied or divided in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above by the Exchange Rate Agent or Paying Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof and the Exchange Rate Agent or Paying Agent, as the case may be, shall have no liability therefor. Any payment made in U.S. dollars under the aforementioned circumstances where required payment is in a Specified Currency will not constitute a default under the Indenture or this Note.

     5. In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable, the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price(expressed as a percentage of the aggregate principal amount) indicated on the face hereof plus the original issue discount accrued from the Original Issue Date indicated on the face hereof but excluding the date of acceleration, which accrual shall be calculated using the"interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of acceleration.

     6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holder of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. As used in this paragraph the term "principal amount" means in the case of any Original Issue Discount Note the amount that would then be due and payable upon acceleration of the Maturity thereof, as specified in this Note.

     7. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the Specified Currency, herein prescribed.

     8. As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of like terms, provisions, and tenor, authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     9. The Notes are issuable only in registered form without coupons and, unless otherwise specified on the face hereof, in minimum denominations of $1,000 and in integral multiples of $1,000 for any amount in excess of the minimum denomination. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like terms, provisions and tenor and of different authorized denominations, as requested by the Holder surrendering the same.

      10. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     11. Certain terms used in this Note which are defined in the Indenture and not otherwise defined herein have the meanings set forth in the Indenture.

     12. THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     13. The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

Please Insert Social Security or other Identifying Number of Assignee
___________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND INCLUDING POSTAL ZIP CODE ADDRESS OF
ASSIGNEE
___________________________________________
the within Note of ASSOCIATES CORPORATION OF NORTH AMERICA and all rights thereunder, hereby does irrevocably constitute and appoint ___________________________________________, Attorney, to transfer the said
Note on the books of the Company, with full power of substitution in the premises.


Dated:                                  _____________________________________
                                        NOTICE: The signature to
                                        this assignment must
                                        correspond with the name
                                        as written upon the
                                        face of the Note in
                                        every particular without
                                        alteration or
                                        enlargement or any
                                        change whatever.